Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hancock Fabrics, Inc. (“Hancock”) on Form 10-Q for the period ended July 26, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Steven R. Morgan, President and Chief Executive Officer of Hancock and James B. Brown, Executive Vice President and Chief Financial Officer of Hancock, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the corporation.

Date: September 9, 2014

/s/ Steven R. Morgan
Steven R. Morgan
President and Chief Executive Officer

/s/ James B. Brown
James B. Brown
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)